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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form SB-2 of our report dated January 13, 2005 relating to the financial statements, which originally appeared in TechnoConcepts, Inc.'s Annual Report on Form 10-KSB for the year ended September 30, 2004, as amended by Amendment No. 1 thereto. We also consent to the reference to us under the heading "Experts" in such registration statement.

Seligson & Giannattasio, LLP
/s/ Seligson & Giannattasio, LLP

White Plains, New York
May 2, 2005